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[LOGO]                                                            [LETTERHEAD]


May 1, 1998

G. Brent Hager, Ph.D., P.E., Director
Bureau of Environmental Services
Metropolitan Health Department
311 23rd Avenue, North
Nashville, Tn 37203

     RE:  Vehicle Inspection and Maintenance Program -
          Contract No. L-90-5140 - as amended


Dear Dr. Hager:

     This letter responds to your letter of April 1, 1998 in which notice was given of the intention of the Metropolitan Government of Nashville and Davidson County, Tennessee, to continue operation of the vehicle inspection and maintenance program through June 30, 2001.

     This letter serves as Envirotest Systems Corp.'s exercise of its right of first refusal and agreement to extension of the above-referenced contract through June 30, 2001 on the same terms and conditions as presently exist including the term and conditions contained in the letter agreement dated January 9, 1996.

     We look forward to a continuing successful relationship with the Metropolitan Government and your office.

                                         Sincerely,

                                         /s/ Chester C. Davenport
                                         Chester C. Davenport